Exhibit 99.1

Safeguard Scientifics Announces That McKesson Will Acquire Portico Systems for $90 Million

Sale of Healthcare IT Company Expected to Generate 4x Cash-on-Cash Return for Safeguard;

Represents Safeguard’s Fourth Substantial Exit Transaction in the Past Six Months with a Top Tier, Multinational Corporation

WAYNE, Pa.--(BUSINESS WIRE)--June 22, 2011--Safeguard Scientifics, Inc. (NYSE: SFE), a holding company that builds value in growth-stage life sciences and technology companies, today announced that technology partner company Portico Systems, Inc. has signed a definitive agreement to be acquired by McKesson.

McKesson has agreed to pay $90 million, in cash, for Portico, of which $5 million will be contingent upon the achievement of performance milestones. Safeguard expects to receive aggregate cash proceeds of approximately $38 million related to its equity interest in Portico, of which $2 million will be contingent upon performance milestones, representing a 4x cash-on-cash return. In addition, Safeguard will be repaid all amounts owed under its $5 million mezzanine debt facility with Portico. The consummation of the transaction is subject to standard conditions to closing, including applicable antitrust clearances and is expected to close in the third quarter of 2011.

“We are very excited to announce that McKesson has agreed to acquire Portico Systems, an exemplary company within our technology segment,” said Peter J. Boni, President and CEO of Safeguard Scientifics. “Highlighting all five of our key strategic themes that drive growth and opportunity—Maturity, Migration, Convergence, Compliance and Cost Containment—this sale represents our fourth successful exit transaction since December of last year. These well-timed exits have enhanced Safeguard’s financial strength and flexibility, enabling us to pursue high-growth opportunities, take advantage of our rich deal pipeline and expand our platform. We congratulate Ned Moore, Chairman, CEO and co-Founder of Portico, and the rest of the Portico team on a successful milestone.”

McKesson’s acquisition of Portico represents Safeguard’s fourth substantial exit transaction in the past six months involving a top-tier, global organization as the acquirer. The previous announcements included:

  December 2010—Clarient was acquired by GE Healthcare for $587 million, through which Safeguard realized a total of more than $200 million in cash from the sale of its equity interests in Clarient between 2009 and 2010—representing the largest cash return in Safeguard’s history.
  December 2010—Avid Radiopharmaceuticals was acquired by Eli Lilly and Company (NYSE: LLY) for an upfront payment of $300 million and up to $500 million in additional contingent payments based on Avid’s achievement of certain challenging regulatory and revenue milestones.
  In May 2011—Advanced BioHealing announced that it was to be acquired by Shire plc (LSE: SHP, NASDAQ: SHPGY) for $750 million.

Since Safeguard initially deployed capital in Portico in August 2006, the company has emerged as a leading provider of software solutions that empower health plans to transform the performance of their provider networks and significantly reduce their administrative expenses. Today, Portico serves 33 customers with 42 million members annually.

“Portico has become a leader in Provider Network Management by offering solutions that streamline key business processes and optimize payments for the health insurance industry,” said Kevin L. Kemmerer, Executive Vice President and Managing Director of the Technology Group at Safeguard and a Board Member of Portico Systems. “We believe that this acquisition allows McKesson to broaden its product portfolio in order to address changing market needs.”

McKesson is dedicated to delivering the vital medicines, supplies and information technologies that enable the health care industry to provide patients better, safer care. In addition to its pharmaceutical distribution solutions, McKesson is a leader in healthcare information technology for payers and providers with solutions that include point-of-care evidence-based decision support, care management, medical and payment policy automation, claims auditing and fraud, waste and abuse programs.

“The ability to create new products that use value-based reimbursement to align payers and providers on achieving the right outcomes is a key strategic imperative,” said Emad Rizk, MD, president of McKesson Health Solutions. “We believe that Portico further enhances McKesson’s ability to help organizations efficiently navigate and manage increasingly complex delivery systems.”

“Five years ago, when Safeguard first provided us with growth equity capital as part of our Series A financing, we were a fledgling company with a big dream,” said Ned Moore. “Today, we find ourselves at the forefront of revolutionizing the way payers manage relationships with providers—ultimately driving down costs and increasing quality of healthcare. We couldn’t have done it without the support and commitment from our investors and our employees. We are excited about the potential that this acquisition offers Portico and look forward to continuing to execute against our game plan in this next chapter of our company’s history.”

Portico Systems has been recognized by a wide range of industry awards, including:

  Deloitte’s Greater Philadelphia Technology Fast 50 (2007, 2008, 2009, 2010)
  Eastern Technology Council “Emerging Technology Company of the Year” (2009)
  Healthcare Informatics “Company to Watch” (2008)
  INC 5000 (2007, 2008, 2009, 2010)
  Healthcare Informatics 100 (2008, 2009, 2010)
  Philadelphia 100® (2004, 2005, 2006, 2007, 2008, 2009, 2010) and the Hall of Fame (2007)

Portico Systems’ Chairman, CEO and co-Founder, Ned Moore has been named:

  E&Y Regional Entrepreneur of the Year® Finalist (2009)
  Eastern Technology Council’s “Technology CEO of the Year” (2008)
  Philadelphia Business Journal “40 under 40” (2007)

Portico Systems’ NPI Solution was recognized by Gartner in 2007.

About Safeguard Scientifics

Founded in 1953 and based in Wayne, PA, Safeguard Scientifics, Inc. (NYSE: SFE) provides growth capital for entrepreneurial and innovative life sciences and technology companies. Safeguard targets life sciences companies in Molecular and Point-of-Care Diagnostics, Medical Devices, Regenerative Medicine, Specialty Pharmaceuticals and selected healthcare services, and technology companies in Internet / New Media, Financial Services IT, Healthcare IT and selected business services with capital requirements of up to $25 million. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information, please visit our website at www.safeguard.com, our blog at blog.safeguard.com or you can follow us on Twitter at twitter.safeguard.com or on LinkedIn at linked.safeguard.com.

About Portico Systems

Portico Systems’ innovative solutions enable health plans to reduce administrative, medical and IT costs. Portico’s exclusive focus on provider operations and 500+ staff-years of provider experience has allowed Portico to design the only modular end-to-end provider platform. For more information about Portico, please visit www.porticosys.com, subscribe to the RSS feed at blog.porticosys.com, and follow the company on Twitter at @porticosys and Facebook at www.Facebook.com/porticosys.

About McKesson Corporation

McKesson Corporation, currently ranked 15th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this news release.

CONTACT:
Safeguard Scientifics, Inc.
John E. Shave
Vice President, Business Development and Corporate Communications
610-975-4952